UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

TAMPA ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Florida	1-5007	59-0475140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(Address of principal executive offices)

(813) 228-1111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 7, 2022, Tampa Electric Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, (i) $300.0 million aggregate principal amount of 3.875% Notes due 2024 and (ii) $300.0 million aggregate principal amount of 5.00% Notes due 2052 (collectively, the “Notes”). The Notes will be issued under a seventeenth supplemental indenture to be entered into with The Bank of New York Mellon, as trustee. The offering of the Notes is scheduled to close on July 12, 2022.

In order to furnish certain exhibits for incorporation by reference into the Registration Statements on Form S-3 previously filed by the Company with the Securities and Exchange Commission (File No. 333-233336), the Company is including the Underwriting Agreement as Exhibit 1.4 hereto and the opinion of Locke Lord LLP, regarding the validity of the Notes to be sold by the Company pursuant to such Underwriting Agreement, as Exhibit 5.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.4	Underwriting Agreement dated July 7, 2022, by and among Tampa Electric Company, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. Filed herewith.

5.2	Opinion of Locke Lord LLP. Filed herewith.

23.4	Consent of Locke Lord LLP (included as part of their opinion filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2022		TAMPA ELECTRIC COMPANY (Registrant)

	By:	/s/ Michelle V. Szekeres
Michelle V. Szekeres
Corporate Secretary